Exhibit 99.1
Caterpillar Inc.
1Q 2022 Earnings Release

April 28, 2022

FOR IMMEDIATE RELEASE

Caterpillar Reports First-Quarter 2022 Results

	First Quarter
($ in billions except profit per share)	2022	2021
Sales and Revenues	$13.6	$11.9
Profit Per Share	$2.86	$2.77
Adjusted Profit Per Share	$2.88	$2.87

●	First-quarter 2022 sales and revenues increased 14% to $13.6 billion
●	First-quarter 2022 profit per share of $2.86; adjusted profit per share of $2.88
●	Returned $1.4 billion to shareholders through share repurchases and dividends in the quarter
DEERFIELD, Ill. – Caterpillar Inc. (NYSE: CAT) announced first-quarter 2022 sales and revenues of $13.6 billion, a 14% increase compared with $11.9 billion in the first quarter of 2021. The increase was primarily due to higher sales volume, driven by higher end-user demand for equipment and services and the impact from changes in dealer inventories, as well as favorable price realization. Dealers increased inventories more during the first quarter of 2022 than during the first quarter of 2021.
Operating profit margin was 13.7% for the first quarter of 2022, compared with 15.3% for the first quarter of 2021. First-quarter 2022 profit per share was $2.86, compared with first-quarter 2021 profit per share of $2.77. Adjusted profit per share in the first quarter of 2022 was $2.88, compared with first-quarter 2021 adjusted profit per share of $2.87. Adjusted profit per share for both quarters excluded restructuring costs. Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 13.
For the three months ended March 31, 2022, enterprise operating cash flow was $0.3 billion and the company ended the first quarter with $6.5 billion of enterprise cash. The company paid about $1.3 billion of short-term incentive compensation in the quarter, which was reinstated in 2021. In the quarter, the company repurchased $0.8 billion of Caterpillar common stock and paid dividends of $0.6 billion.
“I’m proud of our global team’s performance as they achieved double-digit sales growth despite ongoing supply chain challenges. We remain focused on supporting our customers and executing our strategy for long-term profitable growth,” said Chairman and CEO Jim Umpleby. “Our strong balance sheet allowed us to repurchase shares and pay dividends totaling $1.4 billion in the quarter.”

(more)

CONSOLIDATED RESULTS
Consolidated Sales and Revenues

The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the first quarter of 2021 (at left) and the first quarter of 2022 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees.
Total sales and revenues for the first quarter of 2022 were $13.589 billion, an increase of $1.702 billion, or 14%, compared with $11.887 billion in the first quarter of 2021. The increase was due to higher sales volume and favorable price realization, partially offset by unfavorable currency impacts primarily related to the euro, Australian dollar and Japanese yen. The increase in sales volume was driven by higher end-user demand for equipment and services and the impact from changes in dealer inventories. Dealers increased inventories by $1.3 billion during the first quarter of 2022, compared with an increase of $700 million during the first quarter of 2021.
Sales were higher across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	First Quarter 2021	Sales Volume	Price Realization	Currency	Inter-Segment / Other	First Quarter 2022	$ Change	% Change

Construction Industries	$5,459	$325	$421	$(101)	$11	$6,115	$656	12%
Resource Industries	2,178	527	169	(34)	(10)	2,830	652	30%
Energy & Transportation	4,507	333	115	(74)	157	5,038	531	12%
All Other Segment	130	2	—	(1)	(13)	118	(12)	(9%)
Corporate Items and Eliminations	(1,083)	15	(1)	(1)	(145)	(1,215)	(132)
Machinery, Energy & Transportation	11,191	1,202	704	(211)	—	12,886	1,695	15%

Financial Products Segment	761	—	—	—	22	783	22	3%
Corporate Items and Eliminations	(65)	—	—	—	(15)	(80)	(15)
Financial Products Revenues	696	—	—	—	7	703	7	1%

Consolidated Sales and Revenues	$11,887	$1,202	$704	$(211)	$7	$13,589	$1,702	14%

(more)

Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
First Quarter 2022
Construction Industries	$2,720	28%	$627	60%	$1,277	18%	$1,462	(21%)	$6,086	12%	$29	61%	$6,115	12%
Resource Industries	1,018	55%	399	(1%)	594	25%	748	33%	2,759	32%	71	(12%)	2,830	30%
Energy & Transportation	1,938	9%	310	21%	1,184	8%	600	14%	4,032	10%	1,006	18%	5,038	12%
All Other Segment	18	38%	—	—%	5	67%	16	(27%)	39	3%	79	(14%)	118	(9%)
Corporate Items and Eliminations	(24)		1		(2)		(5)		(30)		(1,185)		(1,215)
Machinery, Energy & Transportation	5,670	25%	1,337	27%	3,058	15%	2,821	(4%)	12,886	15%	—	—%	12,886	15%

Financial Products Segment	503	6%	73	18%	96	(4%)	111	(10%)	783	3%	—	—%	783	3%
Corporate Items and Eliminations	(36)		(17)		(9)		(18)		(80)		—		(80)
Financial Products Revenues	467	3%	56	10%	87	(5%)	93	(8%)	703	1%	—	—%	703	1%

Consolidated Sales and Revenues	$6,137	23%	$1,393	26%	$3,145	15%	$2,914	(4%)	$13,589	14%	$—	—%	$13,589	14%

First Quarter 2021
Construction Industries	$2,126		$392		$1,081		$1,842		$5,441		$18		$5,459
Resource Industries	657		405		474		561		2,097		81		2,178
Energy & Transportation	1,782		256		1,093		527		3,658		849		4,507
All Other Segment	13		—		3		22		38		92		130
Corporate Items and Eliminations	(39)		—		—		(4)		(43)		(1,040)		(1,083)
Machinery, Energy & Transportation	4,539		1,053		2,651		2,948		11,191		—		11,191

Financial Products Segment	476		62		100		123		761		—		761
Corporate Items and Eliminations	(24)		(11)		(8)		(22)		(65)		—		(65)
Financial Products Revenues	452		51		92		101		696		—		696

Consolidated Sales and Revenues	$4,991		$1,104		$2,743		$3,049		$11,887		$—		$11,887

(more)

Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the first quarter of 2021 (at left) and the first quarter of 2022 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the first quarter of 2022 was $1.855 billion, an increase of $41 million, or 2%, compared with $1.814 billion in the first quarter of 2021. Unfavorable manufacturing costs and higher selling, general and administrative (SG&A) and research and development (R&D) expenses were more than offset by favorable price realization and higher sales volume.
Unfavorable manufacturing costs primarily reflected higher material and freight costs. The increase in SG&A/R&D expenses was mainly driven by investments aligned with the company's strategy for profitable growth.

Profit by Segment
(Millions of dollars)	First Quarter 2022	First Quarter 2021	$ Change	% Change
Construction Industries	$1,057	$1,042	$15	1%
Resource Industries	361	312	49	16%
Energy & Transportation	538	675	(137)	(20%)
All Other Segment	3	3	—	—%
Corporate Items and Eliminations	(244)	(368)	124
Machinery, Energy & Transportation	1,715	1,664	51	3%

Financial Products Segment	238	244	(6)	(2%)
Corporate Items and Eliminations	(17)	(19)	2
Financial Products	221	225	(4)	(2%)

Consolidating Adjustments	(81)	(75)	(6)

Consolidated Operating Profit	$1,855	$1,814	$41	2%

(more)

Other Profit/Loss and Tax Items
•Other income (expense) in the first quarter of 2022 was income of $253 million, compared with income of $325 million in the first quarter of 2021. Favorable impacts from higher gains on commodity hedges were more than offset by the unfavorable impacts from lower foreign currency exchange net gains, lower pension and other postemployment benefit (OPEB) plan income and the unfavorable impacts from unrealized gains (losses) on marketable securities.
•The provision for income taxes for the first quarter of 2022 reflected an estimated annual global tax rate of 24%, compared with 26% for the first quarter of 2021, excluding the discrete items discussed below. The comparative tax rate for full-year 2021 was approximately 23%. The increase in the estimated annual global tax rate from full-year 2021 was primarily related to changes in the expected geographic mix of profits from a tax perspective for 2022.
In addition, a discrete tax benefit of $12 million was recorded in the first quarter of 2022, compared with a $43 million benefit in the first quarter of 2021, for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense.

(more)

CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	First Quarter 2021	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2022	$ Change	% Change
Total Sales	$5,459	$325	$421		$(101)	$11	$6,115	$656	12%

Sales by Geographic Region
	First Quarter 2022	First Quarter 2021	$ Change		% Change
North America	$2,720	$2,126	$594		28%
Latin America	627	392	235		60%
EAME	1,277	1,081	196		18%
Asia/Pacific	1,462	1,842	(380)		(21%)
External Sales	6,086	5,441	645		12%
Inter-segment	29	18	11		61%
Total Sales	$6,115	$5,459	$656		12%

Segment Profit
	First Quarter 2022	First Quarter 2021	Change		% Change
Segment Profit	$1,057	$1,042	$15		1%
Segment Profit Margin	17.3%	19.1%	(1.8	pts)

Construction Industries’ total sales were $6.115 billion in the first quarter of 2022, an increase of $656 million, or 12%, compared with $5.459 billion in the first quarter of 2021. The increase was due to favorable price realization and higher sales volume, partially offset by unfavorable currency impacts related to the euro, Japanese yen and Australian dollar. The increase in sales volume was driven by the impact from changes in dealer inventories and higher end-user demand for aftermarket parts. Across all regions, dealers increased inventories more during the first quarter of 2022 than during the first quarter of 2021.
▪In North America, sales increased due to higher sales volume and favorable price realization. Higher sales volume was driven by higher end-user demand for equipment and aftermarket parts from improving non-residential construction, as well as continued strength in residential construction and the impact from changes in dealer inventories.
▪Sales increased in Latin America primarily due to higher sales volume, led by higher end-user demand across the region and the impact from changes in dealer inventories, as well as favorable price realization.
▪In EAME, sales increased due to higher sales volume and favorable price realization, partially offset by unfavorable currency impacts related to a weaker euro. Higher sales volume was driven by higher end-user demand for equipment and aftermarket parts and the impact from changes in dealer inventories.
▪Sales decreased in Asia/Pacific mainly due to lower sales volume and unfavorable currency impacts driven by a weaker Japanese yen and Australian dollar, partially offset by favorable price realization. Lower sales volume was driven by lower end-user demand, partially offset by the impact from changes in dealer inventories. Lower sales in China primarily driven by lower end-user demand were partially offset by increased sales across the majority of the region.

(more)

Construction Industries’ profit was $1.057 billion in the first quarter of 2022, an increase of $15 million, or 1%, compared with $1.042 billion in the first quarter of 2021. Unfavorable manufacturing costs were more than offset by favorable price realization and higher sales volume. Unfavorable manufacturing costs largely reflected higher material and freight costs.
(more)

RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	First Quarter 2021	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2022	$ Change	% Change
Total Sales	$2,178	$527	$169		$(34)	$(10)	$2,830	$652	30%

Sales by Geographic Region
	First Quarter 2022	First Quarter 2021	$ Change		% Change
North America	$1,018	$657	$361		55%
Latin America	399	405	(6)		(1%)
EAME	594	474	120		25%
Asia/Pacific	748	561	187		33%
External Sales	2,759	2,097	662		32%
Inter-segment	71	81	(10)		(12%)
Total Sales	$2,830	$2,178	$652		30%

Segment Profit
	First Quarter 2022	First Quarter 2021	Change		% Change
Segment Profit	$361	$312	$49		16%
Segment Profit Margin	12.8%	14.3%	(1.5	pts)

Resource Industries’ total sales were $2.830 billion in the first quarter of 2022, an increase of $652 million, or 30%, compared with $2.178 billion in the first quarter of 2021. The increase was primarily due to higher sales volume and favorable price realization. The increase in sales volume was driven by higher end-user demand for equipment and aftermarket parts and the impact from changes in dealer inventories. End-user demand was higher in heavy construction and quarry and aggregates as well as mining. Dealers increased inventories during the first quarter of 2022, compared to remaining about flat during the first quarter of 2021.
Resource Industries’ profit was $361 million in the first quarter of 2022, an increase of $49 million, or 16%, compared with $312 million in the first quarter of 2021. Unfavorable manufacturing costs and higher SG&A/R&D expenses were more than offset by higher sales volume and favorable price realization. Unfavorable manufacturing costs largely reflected higher freight and material costs. The increase in SG&A/R&D expenses was driven by investments aligned with growth initiatives.

(more)

ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	First Quarter 2021	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2022	$ Change	% Change
Total Sales	$4,507	$333	$115		$(74)	$157	$5,038	$531	12%

Sales by Application
	First Quarter 2022	First Quarter 2021	$ Change		% Change
Oil and Gas	$948	$915	$33		4%
Power Generation	1,012	963	49		5%
Industrial	1,020	813	207		25%
Transportation	1,052	967	85		9%
External Sales	4,032	3,658	374		10%
Inter-segment	1,006	849	157		18%
Total Sales	$5,038	$4,507	$531		12%

Segment Profit
	First Quarter 2022	First Quarter 2021	Change		% Change
Segment Profit	$538	$675	$(137)		(20%)
Segment Profit Margin	10.7%	15.0%	(4.3	pts)

Energy & Transportation’s total sales were $5.038 billion in the first quarter of 2022, an increase of $531 million, or 12%, compared with $4.507 billion in the first quarter of 2021. Sales increased across all applications and inter-segment sales.
▪Oil and Gas – Sales increased for reciprocating engines, primarily aftermarket parts, partially offset by lower sales for turbines and turbine-related services.
▪Power Generation – Sales rose due to higher sales volume in small reciprocating engine applications, partially offset by lower sales in turbines and turbine-related services.
▪Industrial – Sales were up due to higher demand across all regions.
▪Transportation – Sales increased in reciprocating engines, primarily aftermarket parts and marine applications.
Energy & Transportation’s profit was $538 million in the first quarter of 2022, a decrease of $137 million, or 20%, compared with $675 million in the first quarter of 2021. The decrease was mainly due to unfavorable manufacturing costs and higher SG&A/R&D expenses, partially offset by higher sales volume and favorable price realization. Unfavorable manufacturing costs largely reflected higher freight and material costs. The increase in SG&A/R&D expenses was driven by investments aligned with growth initiatives.

(more)

FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	First Quarter 2022	First Quarter 2021	$ Change	% Change
North America	$503	$476	$27	6%
Latin America	73	62	11	18%
EAME	96	100	(4)	(4%)
Asia/Pacific	111	123	(12)	(10%)
Total Revenues	$783	$761	$22	3%

Segment Profit
	First Quarter 2022	First Quarter 2021	Change	% Change
Segment Profit	$238	$244	$(6)	(2%)

Financial Products’ segment revenues were $783 million in the first quarter of 2022, an increase of $22 million, or 3%, from the first quarter of 2021. The increase was mostly in North America, driven by a favorable impact from returned or repossessed equipment and higher average earning assets, partially offset by lower average financing rates.
Financial Products’ segment profit was $238 million in the first quarter of 2022, a decrease of $6 million, or 2%, compared with $244 million in the first quarter of 2021. The decrease was mainly due to higher provision for credit losses at Cat Financial and an increase in SG&A expenses, partially offset by a favorable impact from returned or repossessed equipment. The impact of lower average financing rates was mostly offset by lower interest expense.
At the end of the first quarter of 2022, past dues at Cat Financial were 2.05%, compared with 2.90% at the end of the first quarter of 2021. The decrease in past dues was mostly driven by the North America, Caterpillar Power Finance and EAME portfolios. Write-offs, net of recoveries, were $8 million for the first quarter of 2022, compared with $24 million for the first quarter of 2021. As of March 31, 2022, Cat Financial's allowance for credit losses totaled $357 million, or 1.29% of finance receivables, compared with $337 million, or 1.22% of finance receivables at December 31, 2021. The increase in allowance for credit losses included a higher reserve for the Russia and Ukraine portfolios.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $261 million in the first quarter of 2022, a decrease of $126 million from the first quarter of 2021, primarily due to favorable impacts of segment reporting methodology differences and a favorable change in fair value adjustments related to deferred compensation plans.

(more)

Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.End-user demand is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Thursday, April 28, 2022.
iii.Information on non-GAAP financial measures is included in the appendix on page 13.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Thursday, April 28, 2022, to discuss its 2022 first-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2021 sales and revenues of $51.0 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For nearly 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Ryan Fiedler, +1 224-551-4074 or Fiedler_Ryan_S@cat.com
Caterpillar media contact: Kate Kenny, +1 309-361-9333 or Kenny_Kate@cat.com

(more)

Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) the duration and geographic spread of, business disruptions caused by, and the overall global economic impact of, the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
(more)

APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of one significant item in order for the company’s results to be meaningful to readers. This item consists of (i) restructuring costs, which were incurred to generate longer-term benefits. The company does not consider this item indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2022, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans along with any other discrete items.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate	Profit	Profit per Share

Three Months Ended March 31, 2022 - U.S. GAAP	$1,855	13.7%	$1,999	$469	23.4%	$1,537	$2.86
Restructuring costs	13	0.1%	13	2	13.0%	11	$0.02
Three Months Ended March 31, 2022 - Adjusted	$1,868	13.7%	$2,012	$471	23.4%	$1,548	$2.88

Three Months Ended March 31, 2021 - U.S. GAAP	$1,814	15.3%	$1,997	$475	23.8%	$1,530	$2.77
Restructuring costs	64	0.5%	64	10	15.0%	54	$0.10
Three Months Ended March 31, 2021 - Adjusted	$1,878	15.8%	$2,061	$485	23.5%	$1,584	$2.87

Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 14 to 22 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended March 31,
	2022	2021
Sales and revenues:
Sales of Machinery, Energy & Transportation	$12,886	$11,191
Revenues of Financial Products	703	696
Total sales and revenues	13,589	11,887

Operating costs:
Cost of goods sold	9,559	8,012
Selling, general and administrative expenses	1,346	1,239
Research and development expenses	457	374
Interest expense of Financial Products	106	125
Other operating (income) expenses	266	323
Total operating costs	11,734	10,073

Operating profit	1,855	1,814

Interest expense excluding Financial Products	109	142
Other income (expense)	253	325

Consolidated profit before taxes	1,999	1,997

Provision (benefit) for income taxes	469	475
Profit of consolidated companies	1,530	1,522

Equity in profit (loss) of unconsolidated affiliated companies	7	9

Profit of consolidated and affiliated companies	1,537	1,531

Less: Profit (loss) attributable to noncontrolling interests	—	1

Profit [1]	$1,537	$1,530

Profit per common share	$2.88	$2.80
Profit per common share — diluted [2]	$2.86	$2.77

Weighted-average common shares outstanding (millions)
– Basic	534.5	546.4
– Diluted [2]	538.3	551.4

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$6,526	$9,254
Receivables – trade and other	9,135	8,477
Receivables – finance	9,003	8,898
Prepaid expenses and other current assets	2,868	2,788
Inventories	15,038	14,038
Total current assets	42,570	43,455

Property, plant and equipment – net	11,932	12,090
Long-term receivables – trade and other	1,204	1,204
Long-term receivables – finance	12,665	12,707
Noncurrent deferred and refundable income taxes	1,973	1,840
Intangible assets	967	1,042
Goodwill	6,293	6,324
Other assets	4,672	4,131
Total assets	$82,276	$82,793

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$—	$9
-- Financial Products	4,501	5,395
Accounts payable	8,361	8,154
Accrued expenses	3,846	3,757
Accrued wages, salaries and employee benefits	1,275	2,242
Customer advances	1,388	1,087
Dividends payable	—	595
Other current liabilities	2,355	2,256
Long-term debt due within one year:
-- Machinery, Energy & Transportation	127	45
-- Financial Products	7,679	6,307
Total current liabilities	29,532	29,847

Long-term debt due after one year:
-- Machinery, Energy & Transportation	9,636	9,746
-- Financial Products	15,641	16,287
Liability for postemployment benefits	5,363	5,592
Other liabilities	5,007	4,805
Total liabilities	65,179	66,277

Shareholders’ equity
Common stock	6,281	6,398
Treasury stock	(28,326)	(27,643)
Profit employed in the business	40,820	39,282
Accumulated other comprehensive income (loss)	(1,710)	(1,553)
Noncontrolling interests	32	32
Total shareholders’ equity	17,097	16,516
Total liabilities and shareholders’ equity	$82,276	$82,793

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Three Months Ended March 31,
	2022	2021
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$1,537	$1,531
Adjustments for non-cash items:
Depreciation and amortization	557	586
Provision (benefit) for deferred income taxes	(99)	109
Other	(52)	(104)
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(372)	(543)
Inventories	(1,032)	(657)
Accounts payable	452	733
Accrued expenses	(74)	84
Accrued wages, salaries and employee benefits	(965)	191
Customer advances	311	58
Other assets – net	99	56
Other liabilities – net	(49)	(116)
Net cash provided by (used for) operating activities	313	1,928
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(346)	(252)
Expenditures for equipment leased to others	(333)	(252)
Proceeds from disposals of leased assets and property, plant and equipment	269	309
Additions to finance receivables	(2,988)	(2,629)
Collections of finance receivables	2,966	2,770
Proceeds from sale of finance receivables	9	5
Investments and acquisitions (net of cash acquired)	(8)	(386)
Proceeds from sale of businesses and investments (net of cash sold)	—	28
Proceeds from sale of securities	571	126
Investments in securities	(1,438)	(148)
Other – net	(15)	(48)
Net cash provided by (used for) investing activities	(1,313)	(477)
Cash flow from financing activities:
Dividends paid	(595)	(562)
Common stock issued, including treasury shares reissued	(28)	65
Common shares repurchased	(820)	—
Proceeds from debt issued (original maturities greater than three months)	2,131	2,273
Payments on debt (original maturities greater than three months)	(1,387)	(2,887)
Short-term borrowings – net (original maturities three months or less)	(1,016)	1,659
Other – net	—	(2)
Net cash provided by (used for) financing activities	(1,715)	546
Effect of exchange rate changes on cash	(16)	(12)
Increase (decrease) in cash, cash equivalents and restricted cash	(2,731)	1,985
Cash, cash equivalents and restricted cash at beginning of period	9,263	9,366
Cash, cash equivalents and restricted cash at end of period	$6,532	$11,351

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended March 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$12,886	$12,886	$—	$—
Revenues of Financial Products	703	—	813	(110)	1
Total sales and revenues	13,589	12,886	813	(110)

Operating costs:
Cost of goods sold	9,559	9,560	—	(1)	2
Selling, general and administrative expenses	1,346	1,182	172	(8)	2
Research and development expenses	457	457	—	—
Interest expense of Financial Products	106	—	106	—
Other operating (income) expenses	266	(28)	314	(20)	2
Total operating costs	11,734	11,171	592	(29)

Operating profit	1,855	1,715	221	(81)

Interest expense excluding Financial Products	109	109	—	—
Other income (expense)	253	157	15	81	3

Consolidated profit before taxes	1,999	1,763	236	—

Provision (benefit) for income taxes	469	412	57	—
Profit of consolidated companies	1,530	1,351	179	—

Equity in profit (loss) of unconsolidated affiliated companies	7	8	—	(1)	4

Profit of consolidated and affiliated companies	1,537	1,359	179	(1)

Less: Profit (loss) attributable to noncontrolling interests	—	—	1	(1)	5

Profit [6]	$1,537	$1,359	$178	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended March 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$11,191	$11,191	$—	$—
Revenues of Financial Products	696	—	788	(92)	1
Total sales and revenues	11,887	11,191	788	(92)

Operating costs:
Cost of goods sold	8,012	8,013	—	(1)	2
Selling, general and administrative expenses	1,239	1,114	124	1	2
Research and development expenses	374	374	—	—
Interest expense of Financial Products	125	—	125	—
Other operating (income) expenses	323	26	314	(17)	2
Total operating costs	10,073	9,527	563	(17)

Operating profit	1,814	1,664	225	(75)

Interest expense excluding Financial Products	142	142	—	—
Other income (expense)	325	231	19	75	3

Consolidated profit before taxes	1,997	1,753	244	—

Provision (benefit) for income taxes	475	412	63	—
Profit of consolidated companies	1,522	1,341	181	—

Equity in profit (loss) of unconsolidated affiliated companies	9	12	—	(3)	4

Profit of consolidated and affiliated companies	1,531	1,353	181	(3)

Less: Profit (loss) attributable to noncontrolling interests	1	1	3	(3)	5

Profit [6]	$1,530	$1,352	$178	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At March 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,526	$5,662	$864	$—
Receivables – trade and other	9,135	3,734	435	4,966	[1,2]
Receivables – finance	9,003	—	14,117	(5,114)	2
Prepaid expenses and other current assets	2,868	2,626	345	(103)	3
Inventories	15,038	15,038	—	—
Total current assets	42,570	27,060	15,761	(251)

Property, plant and equipment – net	11,932	8,010	3,922	—
Long-term receivables – trade and other	1,204	434	216	554	[1,2]
Long-term receivables – finance	12,665	—	13,247	(582)	2
Noncurrent deferred and refundable income taxes	1,973	2,506	111	(644)	4
Intangible assets	967	967	—	—
Goodwill	6,293	6,293	—	—
Other assets	4,672	3,919	1,960	(1,207)	5
Total assets	$82,276	$49,189	$35,217	$(2,130)

Liabilities
Current liabilities:
Short-term borrowings	$4,501	$—	$4,501	$—
Accounts payable	8,361	8,238	271	(148)	6
Accrued expenses	3,846	3,403	443	—
Accrued wages, salaries and employee benefits	1,275	1,247	28	—
Customer advances	1,388	1,387	1	—
Other current liabilities	2,355	1,780	701	(126)	[4,7]
Long-term debt due within one year	7,806	127	7,679	—
Total current liabilities	29,532	16,182	13,624	(274)

Long-term debt due after one year	25,277	9,664	15,641	(28)	8
Liability for postemployment benefits	5,363	5,363	—	—
Other liabilities	5,007	4,169	1,542	(704)	4
Total liabilities	65,179	35,378	30,807	(1,006)

Shareholders’ equity
Common stock	6,281	6,281	919	(919)	9
Treasury stock	(28,326)	(28,326)	—	—
Profit employed in the business	40,820	36,750	4,059	11	9
Accumulated other comprehensive income (loss)	(1,710)	(928)	(782)	—
Noncontrolling interests	32	34	214	(216)	9
Total shareholders’ equity	17,097	13,811	4,410	(1,124)
Total liabilities and shareholders’ equity	$82,276	$49,189	$35,217	$(2,130)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$9,254	$8,428	$826	$—
Receivables – trade and other	8,477	3,279	435	4,763	[1,2]
Receivables – finance	8,898	—	13,828	(4,930)	2
Prepaid expenses and other current assets	2,788	2,567	358	(137)	3
Inventories	14,038	14,038	—	—
Total current assets	43,455	28,312	15,447	(304)

Property, plant and equipment – net	12,090	8,172	3,918	—
Long-term receivables – trade and other	1,204	375	204	625	[1,2]
Long-term receivables – finance	12,707	—	13,358	(651)	2
Noncurrent deferred and refundable income taxes	1,840	2,396	105	(661)	4
Intangible assets	1,042	1,042	—	—
Goodwill	6,324	6,324	—	—
Other assets	4,131	3,388	1,952	(1,209)	5
Total assets	$82,793	$50,009	$34,984	$(2,200)

Liabilities
Current liabilities:
Short-term borrowings	$5,404	$9	$5,395	$—
Accounts payable	8,154	8,079	242	(167)	6
Accrued expenses	3,757	3,385	372	—
Accrued wages, salaries and employee benefits	2,242	2,186	56	—
Customer advances	1,087	1,086	1	—
Dividends payable	595	595	—	—
Other current liabilities	2,256	1,773	642	(159)	[4,7]
Long-term debt due within one year	6,352	45	6,307	—
Total current liabilities	29,847	17,158	13,015	(326)

Long-term debt due after one year	26,033	9,772	16,287	(26)	8
Liability for postemployment benefits	5,592	5,592	—	—
Other liabilities	4,805	4,106	1,425	(726)	4
Total liabilities	66,277	36,628	30,727	(1,078)

Shareholders’ equity
Common stock	6,398	6,398	919	(919)	9
Treasury stock	(27,643)	(27,643)	—	—
Profit employed in the business	39,282	35,390	3,881	11	9
Accumulated other comprehensive income (loss)	(1,553)	(799)	(754)	—
Noncontrolling interests	32	35	211	(214)	9
Total shareholders’ equity	16,516	13,381	4,257	(1,122)
Total liabilities and shareholders’ equity	$82,793	$50,009	$34,984	$(2,200)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Three Months Ended March 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$1,537	$1,359	$179	$(1)	1
Adjustments for non-cash items:
Depreciation and amortization	557	358	199	—
Provision (benefit) for deferred income taxes	(99)	(83)	(16)	—
Other	(52)	(46)	(89)	83	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(372)	(257)	(7)	(108)	[2,3]
Inventories	(1,032)	(1,030)	—	(2)	2
Accounts payable	452	393	40	19	2
Accrued expenses	(74)	(1)	(73)	—
Accrued wages, salaries and employee benefits	(965)	(940)	(25)	—
Customer advances	311	311	—	—
Other assets – net	99	137	(17)	(21)	2
Other liabilities – net	(49)	(279)	202	28	2
Net cash provided by (used for) operating activities	313	(78)	393	(2)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(346)	(344)	(3)	1	2
Expenditures for equipment leased to others	(333)	(4)	(335)	6	2
Proceeds from disposals of leased assets and property, plant and equipment	269	33	241	(5)	2
Additions to finance receivables	(2,988)	—	(3,139)	151	3
Collections of finance receivables	2,966	—	3,159	(193)	3
Net intercompany purchased receivables	—	—	(42)	42	3
Proceeds from sale of finance receivables	9	—	9	—
Net intercompany borrowings	—	—	1	(1)	4
Investments and acquisitions (net of cash acquired)	(8)	(8)	—	—
Proceeds from sale of securities	571	478	93	—
Investments in securities	(1,438)	(1,266)	(172)	—
Other – net	(15)	18	(33)	—
Net cash provided by (used for) investing activities	(1,313)	(1,093)	(221)	1
Cash flow from financing activities:
Dividends paid	(595)	(595)	—	—
Common stock issued, including treasury shares reissued	(28)	(28)	—	—
Common shares repurchased	(820)	(820)	—	—
Net intercompany borrowings	—	(1)	—	1	4
Proceeds from debt issued > 90 days	2,131	—	2,131	—
Payments on debt > 90 days	(1,387)	(6)	(1,381)	—
Short-term borrowings – net < 90 days	(1,016)	(124)	(892)	—
Net cash provided by (used for) financing activities	(1,715)	(1,574)	(142)	1
Effect of exchange rate changes on cash	(16)	(21)	5	—
Increase (decrease) in cash, cash equivalents and restricted cash	(2,731)	(2,766)	35	—
Cash, cash equivalents and restricted cash at beginning of period	9,263	8,433	830	—
Cash, cash equivalents and restricted cash at end of period	$6,532	$5,667	$865	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Three Months Ended March 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$1,531	$1,353	$181	$(3)	1
Adjustments for non-cash items:
Depreciation and amortization	586	383	203	—
Provision (benefit) for deferred income taxes	109	127	(18)	—
Other	(104)	(52)	(83)	31	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(543)	(104)	(32)	(407)	[2,3]
Inventories	(657)	(657)	—	—
Accounts payable	733	706	13	14	2
Accrued expenses	84	58	26	—
Accrued wages, salaries and employee benefits	191	179	12	—
Customer advances	58	58	—	—
Other assets – net	56	(4)	(12)	72	2
Other liabilities – net	(116)	(131)	79	(64)	2
Net cash provided by (used for) operating activities	1,928	1,916	369	(357)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(252)	(251)	(4)	3	2
Expenditures for equipment leased to others	(252)	(4)	(249)	1	2
Proceeds from disposals of leased assets and property, plant and equipment	309	27	286	(4)	2
Additions to finance receivables	(2,629)	—	(2,867)	238	3
Collections of finance receivables	2,770	—	3,062	(292)	3
Net intercompany purchased receivables	—	—	(411)	411	3
Proceeds from sale of finance receivables	5	—	5	—
Net intercompany borrowings	—	1,000	—	(1,000)	4
Investments and acquisitions (net of cash acquired)	(386)	(386)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	28	28	—	—
Proceeds from sale of securities	126	11	115	—
Investments in securities	(148)	—	(148)	—
Other – net	(48)	2	(50)	—
Net cash provided by (used for) investing activities	(477)	427	(261)	(643)
Cash flow from financing activities:
Dividends paid	(562)	(562)	—	—
Common stock issued, including treasury shares reissued	65	65	—	—
Net intercompany borrowings	—	—	(1,000)	1,000	4
Proceeds from debt issued > 90 days	2,273	494	1,779	—
Payments on debt > 90 days	(2,887)	(644)	(2,243)	—
Short-term borrowings – net < 90 days	1,659	(10)	1,669	—
Other – net	(2)	(2)	—	—
Net cash provided by (used for) financing activities	546	(659)	205	1,000
Effect of exchange rate changes on cash	(12)	(14)	2	—
Increase (decrease) in cash, cash equivalents and restricted cash	1,985	1,670	315	—
Cash, cash equivalents and restricted cash at beginning of period	9,366	8,822	544	—
Cash, cash equivalents and restricted cash at end of period	$11,351	$10,492	$859	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
#